Exhibit 99.01

Tonix Pharmaceuticals to Present at the BIO CEO Conference

NEW YORK, NY – February 4, 2014 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP), a development stage specialty pharmaceutical company, will be presenting at the 16th Annual BIO CEO & Investor Conference in New York City. Seth Lederman, M.D., president and CEO of Tonix, will deliver a corporate overview on Monday, February 10, 2014 at 4:00 PM ET.

The presentation will be webcast live and may be accessed in the events tab of the investor relations page of Tonix’s website at www.tonixpharma.com. The webcast will be archived for 60 days.

Tonix will also be available for one-on-one meetings at the conference.

“We anticipate achieving several key clinical development milestones in 2014. These include the announcement of results of the BESTFIT trial of TNX-102 SL in fibromyalgia in the second half, the advancement of TNX-102 SL into a Phase 2 trial in post-traumatic stress disorder in the third quarter, and the start of clinical work with TNX-201 for tension-type headache in the fourth quarter,” said Dr. Lederman.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative prescription medications to treat fibromyalgia, post-traumatic stress disorder (PTSD), and tension headache, all characterized by inadequate treatment options, dissatisfaction expressed among patients and physicians, and significant expense burden. Tonix leverages the established human safety and pharmacokinetics of known drugs and, through a directed process of repurposing and reformulation, creates novel products to address important problems that often lack validated animal models or defined molecular targets. Tonix is currently enrolling patients into the first anticipated pivotal trial of TNX-102 SL in fibromyalgia, the BESTFIT trial (BEdtime Sublingual TNX-102 SL as Fibromyalgia Intervention Therapy). Tonix expects to begin clinical development of TNX-102 SL in PTSD in the third quarter of 2014. With TNX-102 SL, Tonix approaches the treatment of people suffering from fibromyalgia and PTSD by targeting their inability to obtain restorative sleep. TNX-201 is in development for the treatment of tension-type headache. To learn more, please visit www.tonixpharma.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on TONIX’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. TONIX does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 11, 2013 and future periodic reports filed with the Securities and Exchange Commission. All of the Company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Investor Relations:

CorProminence

Chuck Bennett

(516) 222-2285

chuckb@corprominence.com

Public Relations:

JQA Partners, LLC

Jules Abraham

(917) 885-7378

jabraham@jqapartners.com